Exhibit 23.1

Only Natural Wellness Corporation

Suite 305, 24 Sukhumvit Road

Klongtoey, Bangkok 10110,

Thailand

We consent to the use in this Registration Statement on Form S-1 of our report dated December 19, 2016 relating to the financial statements of Only Natural Company, Ltd. as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and for the period from September 24, 2014 (Inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

March 21, 2017